Exhibit 99.1

XEMOD INCORPORATED
(a development stage company)

FINANCIAL STATEMENTS

Report of Independent Accountants

To the Board of Directors and Shareholders of
Xemod Incorporated

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Xemod Incorporated (a development stage company) at October 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from April 5, 1994 (inception) to October 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a deficit accumulated during the development stage that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
Phoenix, Arizona
March 5, 2002

Xemod Incorporated
(a development stage company)

Balance Sheet

	October 31,
	2001	2000
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$3,205	$10,579
Accounts receivable	149	119
Inventory, net	597	637
Prepaid expenses	6	53

Total current assets	3,957	11,388
Machinery and equipment, net	2,447	2,274
Other assets	112	112

Total assets	$6,516	$13,774

Liabilities, mandatorily redeemable convertible preferred stock and shareholders’ equity (deficit)
Current liabilities:
Current portion of capital leases	$640	$306
Current portion of notes payable	747	316
Notes payable to related parties	758	—
Accounts payable	188	452
Accrued expenses	266	203
Deferred revenue (see Note 5)	506	—

Total current liabilities	3,105	1,277
Capital leases, long term	244	344
Notes payable, long term	—	510
Deferred revenue (see Note 5)	1,454	—

Total liabilities	4,803	2,131

Commitments and contingencies

Mandatorily redeemable convertible preferred stock; no par value (see Note 9)	25,250	24,991

Beneficial conversion features relating to mandatorily redeemable convertible preferred stock	612	612

Shareholders’ equity (deficit)
Common stock; no par value, 30,000,000 shares authorized, 3,107,923 and 3,088,875 shares issued and outstanding in 2001 and 2000, respectively	274	272
Preferred stock warrants and other	971	798
Deficit accumulated during the development stage	(25,394)	(15,030)

Total shareholders’ equity (deficit)	(24,149)	(13,960)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ equity (deficit)	$6,516	$13,774

The accompanying notes are an integral part of these financial statements.

Xemod Incorporated
(a development stage company)

Statement of Operations

	Year Ended October 31,		Period from April 5, 1994 (inception) to October 31,
	2001	2000	2001
	(in thousands)
Revenue	$948	$428	$3,345
Cost of revenue	2,949	2,533	7,450

Gross margin (deficit)	(2,001)	(2,105)	(4,105)

Operating expenses:
Research and development	6,341	3,778	14,715
Selling, general and administrative	1,712	1,522	5,435

Total operating expenses	8,053	5,300	20,150

Operating loss	(10,054)	(7,405)	(24,255)

Other income (expense), net	(51)	(29)	(116)

Net loss	$(10,105)	$(7,434)	$(24,371)

The accompanying notes are an integral part of these financial statements.

Xemod Incorporated
(a development stage company)

Statement of Shareholders’ Equity (Deficit)
Period from April 5, 1994 (inception) to October 31, 2001
(in thousands, except share data)

	Common Stock		Preferred Stock Warrants and Other	Deficit Accumulated during the Development Stage	Total
	Shares	Amount
Issuance of common stock on April 8, 1994 at $0.067 per share	1,024,125	$69	$—	$—	$69
Cash dividends paid March 15, 1996	—	—	—	(30)	(30)
Issuance of common stock in November 1996 at $0.10 per share	1,803,510	180	—	—	180
Issuance of common stock in March 1997 at $0.10 per share	159,990	16	—	—	16
Net loss from April 5, 1994 (inception) to October 31, 1997	—	—	—	(422)	(422)

Balance at October 31, 1997	2,987,625	265	—	(452)	(187)
Exercise of stock options for cash at $0.05 per share	40,000	2	—	—	2
Issuance of Series A preferred stock during December 1997 through April 1998	—	—	50	—	50
Net loss	—	—	—	(2,122)	(2,122)

Balance at October 31, 1998	3,027,625	267	50	(2,574)	(2,257)
Exercise of stock options for cash at $0.05 per share	2,916	—	—	—	—
Net loss	—	—	—	(4,288)	(4,288)

Balance at October 31, 1999	3,030,541	267	50	(6,862)	(6,545)
Issuance of Series C preferred stock warrants in December 1999	—	—	335	—	335
Beneficial conversion feature relating to the Series C preferred stock	—	—	—	(351)	(351)
Warrants issued to bank in connection with the February 2000 loan agreement amendment (See Note 6)	—	—	24	—	24
Issuance of Series D preferred stock warrants in May 2000	—	—	238	—	238
Beneficial conversion feature relating to the Series D preferred stock	—	—	—	(261)	(261)
Issuance of Series E preferred stock warrants in September 2000	—	—	125	—	125
Warrants issued to bank in connection with the October 2000 loan agreement amendment (See Note 6)	—	—	26	—	26
Exercise of stock options for cash at $0.05-$0.10 per share	58,334	5	—	—	5
Accretion of discounts on mandatorily redeemable convertible preferred stock	—	—	—	(122)	(122)
Net loss	—	—	—	(7,434)	(7,434)

Balance at October 31, 2000	3,088,875	272	798	(15,030)	(13,960)
Exercise of stock options for cash at $0.05-$0.08 per share	19,048	2	—	—	2
Warrants issued to related parties in connection with bridge financing (See Note 12)	—	—	173	—	173
Accretion of discounts on mandatorily redeemable convertible preferred stock	—	—	—	(259)	(259)
Net loss	—	—	—	(10,105)	(10,105)

Balance at October 31, 2001	3,107,923	$274	$971	$(25,394)	$(24,149)

The accompanying notes are an integral part of these financial statements.

Xemod Incorporated
(a development stage company)

Statement of Cash Flows

	Years Ended October 31,		Period from April 5, 1994 (inception) to October 31,
	2001	2000	2001
	(in thousands)
Cash flows from operating activities:
Net loss	$(10,105)	$(7,434)	$(24,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	774	505	1,686
Loss on disposal of machinery and equipment	—	28	28
Non-cash interest expense	97	14	111
Changes in assets and liabilities, net of non-cash items:
Accounts receivable	(30)	(107)	(149)
Inventory	40	(482)	(597)
Prepaid expenses	11	12	(6)
Other assets	—	(64)	(112)
Accounts payable	(264)	(50)	188
Accrued expenses	63	32	266
Deferred revenue	1,960	—	1,960

Net cash used in operating activities	(7,454)	(7,546)	(20,996)

Cash flows from investing activities:
Purchase of machinery and equipment	(217)	(1,358)	(2,239)

Net cash used in investing activities	(217)	(1,358)	(2,239)

Cash flows from financing activities:
Proceeds from bank borrowings	275	1,000	1,275
Proceeds from notes payable to related parties	870	—	870
Repayment of bank borrowings	(354)	(174)	(528)
Proceeds from issuance of mandatorily redeemable convertible preferred stock, net of issuance costs	—	18,063	25,601
Proceeds from issuance of common stock	2	5	274
Proceeds from issuance of warrants	—	16	16
Payment of dividends	—	—	(30)
Repayment of capital leases	(496)	(264)	(1,038)

Net cash provided by financing activities	297	18,646	26,440

Net (decrease) increase in cash and cash equivalents	(7,374)	9,742	3,205
Cash and cash equivalents at beginning of period	10,579	837	—

Cash and cash equivalents at end of period	$3,205	$10,579	$3,205

Supplemental disclosures:
Cash paid for interest	$154	$150	$431

Property and equipment acquired under capital leases	$730	$—	$1,922

Issuance of preferred stock warrants	$173	$748	$921

The accompanying notes are an integral part of these financial statements.

Xemod Incorporated
(a development stage company)

Notes to Financial Statements

1.    The Company

Xemod Incorporated (the “Company”), incorporated in California on April 5, 1994, is engaged in the design, manufacture and distribution of silicon-based RF power semiconductor products. The Company is headquartered in Tempe, Arizona and has facilities in Santa Clara, California.

Since inception, the Company has been in the development stage, engaged primarily in research and development. Revenues generated prior to fiscal year 2000 related primarily to engineering consulting projects. The Company began shipment of its product, QuikPac, in October 1999; however, related revenues through October 31, 2001 have not been significant.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred losses from operations of approximately $24.3 million and has generated negative cash flows from operating activities of approximately $21.0 million. Additionally, as of October 31, 2001, the Company had a deficit accumulated during the development stage of approximately $25.4 million. Management plans to achieve profitable operations through continued development and marketing of the Company’s products and services and is seeking additional debt or equity financing arrangements to fund the Company’s operating and capital needs. The successful completion of management’s plans, including the raising of capital to fund the Company’s operating and capital needs, is required for the Company to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

2.      Summary of Significant Accounting Policies

Use of estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash equivalents

Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. The carrying value of cash equivalents approximates their estimated fair market value.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents consist of high quality short-term money market instruments. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

Machinery and equipment

Machinery and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five years. Repairs and maintenance costs are expensed as incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

Inventory

Inventories are stated at the lower of actual cost, determined on a first in, first out basis, or market.

Revenue recognition

Product revenue is recognized when title passes to the customer which is generally at the time of shipment.

Research and development costs

Research and development costs are expensed as incurred.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations (“APB 25”), and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).

Stock split

On November 16, 1997, the Company’s Board of Directors approved a 15-for-1 stock split of the Company’s common stock. All common share and per share amounts have been retroactively restated to reflect the stock split.

Comprehensive loss

Since inception, the Company has not had any changes in equity from non-owner sources. The Company’s only component of comprehensive loss is its net loss.

Income taxes

Income taxes are accounted for on the asset and liability method. Under this method, deferred income taxes are recognized based on the estimated future tax effects or differences between the financial and tax bases of assets and liabilities under the provisions of enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent accounting pronouncements

In June 1997, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement established accounting and reporting standards for derivative financial instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The adoption of SFAS No. 133 during fiscal 2001 did not have a material impact on the Company’s financial statements.

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The adoption of SAB 101 during fiscal 2001 did not have a material impact on the Company’s financial statements.

In July 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease. The Company does not have goodwill or other intangibles and does not expect the adoption of SFAS No. 141 or SFAS No. 142 to have a material impact on its financial position or results of operations.

In July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company does not expect the adoption of SFAS No. 143 to have a material impact on its financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that all long-lived assets (including discontinued operations) that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. SFAS No. 144 is effective for the Company as of November 1, 2002. The Company does not expect the adoption of SFAS No. 144 to have a material impact on its financial position or results of operations.

3.    Inventory

Inventory consists of the following (in thousands):

	October 31,
	2001	2000
Raw materials	$630	$478
Work-in-process	46	254
Finished goods	138	55

	814	787
Less: Reserve for excess and obsolete inventory	(217)	(150)

	$597	$637

4.    Machinery and Equipment

Machinery and equipment consists of the following (in thousands):

	October 31,
	2001	2000
Production and other equipment	$4,004	$3,097
Furniture and fixtures	112	72

	4,116	3,169
Less: Accumulated depreciation	(1,669)	(895)

	$2,447	$2,274

Production and other equipment includes $1,922,000 and $1,190,000 of assets acquired under capital leases at October 31, 2001 and 2000, respectively. Accumulated amortization of these assets is $825,000 and $490,000 at October 31, 2001 and 2000, respectively.

5.    License Agreement

On October 10, 2001, the Company entered into a license agreement (the “Agreement”) with M/A COM, Inc. (“M/A COM”) granting M/A COM the right to use and sell products that incorporate the Company’s LDMOS semiconductor processing technology, including future technology enhancements. The Company is also required to provide M/A COM with certain products and services during the 7.5 year term of the Agreement. Total license fees of $5.0 million are payable upon achievement of certain milestones specified in the Agreement. As of October 31, 2001, the Company successfully delivered product and documentation which meets the acceptance criteria of the first milestone and received $2.0 million in cash. In February 2002, the Company successfully achieved the second milestone and received an additional $2.0 million in cash. The remaining $1.0 million will be retained by M/A COM as security against future contingencies. The unpaid balance will accrue interest at 5% per annum and is payable in full upon expiration of the Agreement.

The Company is recognizing the first two milestone payments as revenue on a pro rata basis over a four year period which represents management’s estimate of the useful life of the licensed technology. Management also estimates that the Company’s other obligations to M/A COM will be completed during that time frame. Revenue recognition related to the final $1.0 million will be determined upon receipt. As of October 31, 2001, the Company has recognized $42,000 of the first $2.0 million milestone payment while the remaining $1,958,000 is recorded as deferred revenue in the accompanying balance sheet.

6.    Bank Borrowing Arrangements

As of October 31, 2001 and 2000, the Company had a loan agreement with a bank that provided a revolving line of credit and an equipment financing line. The revolving line of credit provided for borrowings up to a limit of $500,000 through April 30, 2001. The revolving line of credit expired on April 30, 2001.

In 2000, the Company amended its loan agreement with the bank. Under the terms of the amendment, the Company could borrow up to $1 million under an equipment financing line through October 31, 2001. Advances under the equipment line bear interest at the 36-month Treasury note yield plus 300 basis points and have a term of 36 months. As of October 31, 2001 and 2000, there was $747,000 and $826,000, respectively, outstanding under the equipment line. Subsequent to year-end in February 2002, all amounts outstanding under the line, including accrued interest, were paid in full.

On October 4, 2001, the Company amended its loan agreement with the bank to remove all financial covenants and release the bank’s interest in all previously identified collateral. Under the revised agreement, the Company was required to maintain a certificate of deposit with the bank equal to the amount outstanding under the line. When all amounts outstanding under the line were paid in full in February 2002, all restrictions on the cash balance were released.

In connection with the amendments to the loan agreement in 2000, the Company issued warrants to the bank to purchase 60,000 Series C shares and 17,223 Series E shares of its mandatorily redeemable convertible preferred stock. The warrants are immediately exercisable at $1.15 per share and $4.0642 per share, respectively, and will expire seven years from the date of issuance. The aggregate estimated fair value of the warrants of $50,000 was amortized to interest expense through October 31, 2001, the expiration date stipulated in the amendments to the loan agreement to which the warrants related.

7.    Capital Leases

In October 2001, the Company entered into a noncancelable capital lease for the purchase of equipment. Borrowings are collateralized by the equipment and are repayable in monthly installments over 48 months. There is a bargain purchase option at the end of the lease term. In connection with the lease, the Company is required to maintain a certificate of deposit of $219,000, which is reduced over the term of the lease subject to certain covenants.

In March and October 1999, the Company made two separate draws totaling $348,000 under a lease financing facility with an unrelated party for the purchase of equipment, which secures such borrowings. The borrowings were accounted for as capital leases and are required to be repaid in 48 monthly installments through October 2003.

In July, August and October 1998, the Company made three separate draws totaling $800,000 under a lease financing facility with an unrelated party for the purchase of equipment, which secures such borrowings. The borrowings were accounted for as capital leases and are required to be repaid in 48 equal monthly installments through September 2002.

Future minimum lease payments under the capital leases are as follows (in thousands):

Years Ending October 31,
2002	$724
2003	142
2004	79
2005	72

Total minimum lease payments	1,017
Less: amount representing interest	(133)

Present value of capital lease obligations	884
Less: current portion	(640)

Long-term portion of capital lease obligations	$244

8.    Income Taxes

A provision for federal and state income taxes has not been made in the accompanying financial statements as the Company was an S corporation from April 5, 1994 (inception) through November 17, 1997 (and the related tax effects were allocated directly to the Company’s shareholders) and because of net operating losses incurred from November 18, 1997 through October 31, 2001. As of October 31, 2001 and

11

2000, deferred tax assets amounted to approximately $9,960,000 and $5,448,000, respectively, and related primarily to net operating loss and research and development credit carryforwards as well as research and development costs that are capitalized and amortized for income tax purposes and expensed for book purposes. A valuation allowance has been provided in an amount equal to these deferred tax assets because uncertainty exists regarding their ultimate realizability.

At October 31, 2001, the Company had federal and state net operating loss carryforwards of approximately $11,880,000 and $7,985,000, respectively, available to reduce future taxable income. Such carryforwards expire from 2012 through 2021 for federal tax purposes and from 2005 through 2008 for state tax purposes, if not utilized. The Company also has research and development credit carryforwards of approximately $396,000 for federal tax purposes available to reduce future federal income tax. Such credit carryforwards expire in 2012 through 2021. In addition, the Company has approximately $193,000 of credit carryforwards for California tax purposes available to offset future California tax.

The Company’s net operating loss and credit carryforwards may be impaired or limited in certain circumstances. Events which may cause changes in the Company’s net operating loss and credit carryforwards include, but are not limited to, a cumulative stock ownership change of greater than 50%, as defined, over a three-year period.

9.    Mandatorily Redeemable Convertible Preferred Stock

Mandatorily redeemable convertible preferred stock consists of the following (in thousands, except share data):

Series	Shares Authorized October 31,		Shares Issued and Outstanding October 31,		Redemption Value	Balance October 31,
	2001	2000	2001	2000		2001	2000
A	6,045,981	6,045,981	6,045,981	6,045,981	$3,537	$3,525	$3,519
B	4,135,251	4,135,251	4,135,251	4,135,251	4,011	3,997	3,992
C	3,778,744	3,778,744	2,699,070	2,699,070	2,699	2,452	2,395
D	5,232,497	5,232,497	4,350,000	4,350,000	4,785	4,596	4,550
E	3,650,000	3,000,000	2,780,405	2,780,405	11,300	10,680	10,535

	22,842,473	22,192,473	20,010,707	20,010,707	$26,332	$25,250	$24,991

In December 1997 and April 1998, the Company issued a total of 6,045,981 shares of its Series A preferred stock (“Series A”) for net proceeds of $3,502,000 (net of $35,000 of issuance costs). In March 1999, the Company issued a total of 4,135,251 shares of its Series B preferred stock (“Series B”) for net proceeds of $3,986,000 (net of $25,000 of issuance costs). In December 1999, the Company issued a total of 2,699,070 shares of its Series C preferred stock (“Series C”) for net proceeds of $2,669,000 (net of $30,000 of issuance costs). In May 2000, the Company issued a total of 4,350,000 shares of its Series D preferred stock (“Series D”) for net proceeds of $4,759,000 (net of $26,000 of issuance costs). In September 2000, the Company issued a total of 2,780,405 shares of its Series E preferred stock (“Series E”) for net proceeds of $10,635,000 (net of $665,000 of cash issuance costs).

Conversion

Each share of Series A, Series B, Series C, Series D and Series E is convertible at the option of the holder into one share of common stock; the conversion rate is subject to adjustment for changes in the Company’s capital structure. All shares of preferred stock will automatically be converted into shares of common stock upon the closing of an underwritten public offering having an aggregate offering price of at least $30,000,000 and a per share offering price of $9.00 or more.

Dividends

Holders of Series A, Series B, Series C, Series D and Series E shares are entitled to receive noncumulative dividends payable quarterly when, as and if declared by the Board of Directors in preference to any dividend on the common shares at annual rates of $0.0468, $0.0776, $0.08, $0.088 and $0.3248 per share, respectively.

Voting

Holders of each share of Series A, Series B, Series C, Series D and Series E shares are entitled to one vote for each share of common stock into which the preferred shares could then be converted.

Liquidation

In the event of a liquidation, Series A, Series B, Series C, Series D and Series E shareholders are entitled to a per share distribution in preference to common shareholders equal to the original issue price per share of $0.585, $0.970, $1.00, $1.10 and $4.06, respectively, plus any declared but unpaid dividends. In the event funds are insufficient to make a complete distribution to the holders of Series A, Series B, Series C, Series D and Series E shares as described above, then, the assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series A, Series B, Series C, Series D and Series E shares in proportion to the preferential amount each such holder is otherwise entitled to receive. Upon completion of the preferential distribution described above, any remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of the Series A, Series B, Series C, Series D, Series E and common shares pro rata based on the number of shares of common stock held by each assuming conversion of all such preferred shares into common stock.

Redemption

Holders of Series A, Series B, Series C, Series D and Series E shares have the option to redeem the shares on the sixth anniversary of the original purchase dates, provided the holders have requested redemption at least fifteen days prior to the redemption date. The Company will redeem such shares of Series A, Series B, Series C, Series D and Series E in two equal annual installments on the sixth and seventh anniversaries of the original purchase dates with a sum equal to $0.585, $0.970, $1.00, $1.10 and $4.06 per share, respectively, plus all declared but unpaid dividends. Due to issuance costs which were deducted from the proceeds of each preferred stock offering as well as the allocation of a portion of the net proceeds of the Series C and Series D offerings to the warrants issued in conjunction with such offerings, the Company adjusts the value of its preferred stock to the respective redemption values using the effective interest method over the period from issuance until the respective redemption dates. Total accretion charged to the accumulated deficit was $381,000 during the period from April 5, 1994 (inception) to October 31, 2001.

Warrants

In conjunction with the Series C offering, 944,674 warrants were sold for $0.01 per warrant to the Series C shareholders. The warrants are immediately exercisable at $1.15 per share and will expire upon the earlier of December 2004, acquisition or initial public offering of the Company. These warrants were recorded at their estimated fair value of $335,000.

In conjunction with the Series D offering, 652,499 warrants were sold for $0.01 per warrant to the Series D shareholders. The warrants are immediately exercisable at $1.15 per share and will expire upon the earlier of May 2005, acquisition or initial public offering of the Company. These warrants were recorded at their estimated fair value of $238,000.

In conjunction with the Series E offering, 83,449 warrants were granted to a consultant. The warrants are immediately exercisable at $4.06 per share and will expire in May 2005. These warrants were recorded at their estimated fair value of $125,000 and were considered non-cash issue costs.

Beneficial Conversion Feature

In conjunction with the Series C and Series D offerings, a portion of the related net proceeds amounting to $351,000 and $261,000, respectively, was allocated to the estimated value of beneficial conversion features inherent in the related agreements. The amounts allocated to the beneficial conversion features were immediately charged to retained earnings as the preferred stock to which they relate was immediately convertible into shares of common stock.

10.    Stock Option Plan

The Company’s 1997 Stock Option Plan (the “Plan”) authorizes the Board of Directors to grant up to 3,311,525 incentive stock options and nonstatutory stock options to employees, directors and consultants. The Plan provides that incentive stock options may be granted to employees and directors of the Company and nonstatutory stock options may be granted to employees, directors and consultants of the Company. Under the Plan, incentive and nonstatutory stock options granted to a person who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, are granted at an option price not less than 110% of the fair market value of the stock. Furthermore, such options granted shall not be exercisable after five years from the date of grant. Nonstatutory stock options granted to any other person are granted at an option price not less than 85% of the fair market value of the stock.

The Plan is administered by the Board of Directors or its designees and provides generally that the option price shall not be less than the fair market value of the shares on the date of grant, as determined by the Board of Directors, and no portion may be exercised beyond ten years from that date. Options granted generally vest 25% at the end of the first year and 1/48 per month thereafter. Options granted to non-employees are exercisable at any time or during any period established by the Board of Directors.

A summary of all option activity under the Plan is as follows:

	Shares Available for Grant	Options Outstanding
		Number of Shares	Weighted Average Exercise Price
Balance at October 31, 1999	1,580,609	1,688,000	$.06
Options granted	(1,077,000)	1,077,000.15
Options exercised	—	(58,334)	.09
Options cancelled	122,666	(122,666)	—

Balance at October 31, 2000	626,275	2,584,000.10
Options granted	(565,600)	565,600.35
Options exercised	—	(19,068)	.08
Options cancelled	373,152	(373,152)	.31

Balance at October 31, 2001	433,827	2,757,380.12

	Options Outstanding at October 31, 2001			Options Exercisable at October 31, 2001
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$0.05-0.15	2,431,500	7.14	$0.09	1,913,597	$0.08
$0.25-0.40	325,880	9.44	$0.31	3,457	$0.40

	2,757,380	7.40	$0.12	1,917,054	$0.08

There were 1,104,458 options exercisable at October 31, 2000.

Had compensation cost for the Company’s stock option plan been determined based on the fair value at the respective grant dates as prescribed in SFAS 123, the Company’s pro forma net loss for all periods presented would not have been materially different from the net loss reported. The fair value of each option grant has been estimated on the date of grant using the minimum value method with the following assumptions: dividend yield of 0%; weighted average expected option term of four years; and risk free rate of 3.17% to 5.56% and 5.93% to 6.07% for the years ended October 31, 2001 and 2000, respectively. The weighted average fair value of options granted during fiscal 2001 was $0.049 and during fiscal 2000 was $0.018.

11.    Commitments

The Company leases its facilities under noncancelable operating leases with various expiration dates through 2005. On October 20, 1999, the Company established a stand-by letter of credit of $150,000 in connection with the operating lease in Tempe, Arizona. Total rent expense under these operating leases aggregated $406,000 and $273,000 for the years ended October 31, 2001 and 2000, respectively, and $1,086,000 for the period from April 5, 1994 (inception) to October 31, 2001.

Future minimum lease payments under all noncancelable operating leases are as follows (in thousands):

Years Ending October 31,
2002	$379
2003	393
2004	392
2005	301

Total minimum payments	$1,465

12.    Related Party Transactions

In September 2000, the Company entered into a development agreement with the holder of the Company’s Series E shares. Under the terms of the agreement, the Company was required to pay a development fee of $3.2 million in four equal installments of $800,000 over the one-year term of the agreement, which expired in September 2001. During the years ended October 31, 2001 and 2000, $2.4 million and $800,000, respectively, was charged to research and development expense under this agreement.

On September 14, 2001, the Company issued a series of subordinated promissory notes to certain shareholders. The notes have an aggregate principal amount of $870,000, bear interest at 6% per annum, and are payable 120 days after issuance. Subsequent to year-end in February 2002, the aggregate principal amount plus accrued interest was paid in full. In connection with this financing, the Company granted warrants to purchase up to 217,619 shares of the Company’s Series E preferred stock at $0.01 per share to the related shareholders. The warrants are exercisable at any time after January 18, 2002 and expire on September 18, 2006. The warrants were recorded at their estimated fair value of $173,000 as a discount against the promissory notes which is being amortized to interest expense over the term of the notes.